SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT (this “Agreement”) dated as of August 29, 2008, effective 31st July 2008, by and among MAP FINANCIAL GROUP, INC., a Nevada corporation (“MFG”), FASTCASH INTERNATIONAL LIMITED, a corporation organized and existing under the laws of the British Virgin Islands (“FCI”), BAYVILLE GLOBAL LIMITED, a corporation organized and existing under the laws of the British Virgin Islands (the “Stockholder”) LINE TRUST CORPORATION LIMITED AS TRUSTEES OF THE CAPE SETTLEMENT (“Cape”) and LINE TRUST CORPORATION LIMITED AS TRUSTEES OF THE CARRIAGE SETTLEMENT (“Carriage”) both of 57/63 Line Wall Road, Gibraltar (collectively known as “the Trusts”).

RECITALS

A.        Pursuant to the terms and conditions of this Agreement, the Stockholder, who owns all the issued shares of FCI (“FCI Shares”), desires to assign, transfer, convey, and MFG desires to acquire, all the issued shares of FCI on the terms and conditions contained in this Agreement.

B.        As a result of the transactions contemplated by this Agreement, the Stockholder shall become a stockholder of MFG and FCI shall become a wholly owned subsidiary of MFG.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1       Certain Definitions. As used in this Agreement and the schedules hereto, the following terms have the respective meanings set forth below:

(a)       “Claims” means any and all actions, causes of actions, suits, debts, charges, demands, complaints, claims, administrative proceedings, liabilities, obligations, promises, agreements, controversies, damages and expenses (including but not limited to compensatory, punitive or liquidated damages, attorney’s fees and other costs and expenses incurred), of any kind or nature whatsoever, whether known or unknown, fixed or contingent, asserted or unasserted in contract, tort, law or in equity.

(b)       “Closing” has the meaning given to such term in Section 3.1.

(c)       “Contract” means any contract, agreement, indenture, deed of trust, license, note, bond, mortgage, lease, guarantee and any similar understanding or arrangement, whether written or oral.

(d)       “Encumbrances” means security interests, liens, Claims, charges, title defects, deficiencies or exceptions (including, with respect to real property, defects, deficiencies or exceptions in, or relating to, marketability of title, or leases, subleases or the like affecting title), mortgages, pledges, easements, encroachments, restrictions on use, rights of-way, rights of first refusal, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever.

(e)       “Exchange Shares” has the meaning given to such term in Section 2.1.

(f)        “FCI Shares” has the meaning given to such terms in the Recitals.

(g)       “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or governmental authority.

(h)       “Securities Act” means the Securities Act of 1933, as amended.

1.2       References and Title. All references in this Agreement to articles, sections, subsections and other subdivisions refer to the articles, sections, subsections and other subdivision of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any section or subdivision are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases “this Section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

ARTICLE II

SHARE EXCHANGE

2.1       Share Exchange. Subject to the terms and conditions stated herein, at the Closing:

(a)       the Stockholder shall assign, transfer, convey, and deliver to MFG, all the FCI Shares held by the Stockholder and any and all rights in such shares to which the Stockholder is entitled, and by doing so will be deemed to have assigned all of such Stockholder’s respective right, title and interest in and to all such FCI Shares to MFG; and

(b)       in exchange for all FCI Shares, MFG shall issue and the Stockholder shall accept and acquire an aggregate of 10,000,000 new issued shares of MFG (the “Exchange Shares”).

ARTICLE III

CLOSING

3.1       Date and Location of the Closing. The closing (the “Closing”) of the transactions contemplated hereunder shall take place at the offices of MFG simultaneously with the execution of this Agreement by all the parties hereto, or at such other time and place as is mutually agree upon in writing.

3.2       Deliveries. At the Closing,

(a)       FCI and the Stockholders shall deliver to MFG the following:

(i) stock certificates evidencing all the FCI Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, signature medallion guaranteed, in proper form for transfer to MFG;

(ii) any documentary evidence of the due recordation in FCI’s share register of MFG’s full and unrestricted title to all of the FCI Shares; and

(iii) such other documents as may be required under applicable law or reasonably requested by MFG.

(b)       MFG shall deliver to the Stockholder:

(i) certificates evidencing the Exchange Shares to which the Stockholder is entitled to receive hereunder; and

(ii) such other documents as may be required under applicable law or reasonably requested by the Stockholder.

(c)       The Exchange Shares issued upon the surrender for exchange of the FCI Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights of the Stockholder pertaining to such Shares. Accordingly, at the Closing, neither the Stockholder nor the Trusts shall have any direct or indirect rights in FCI, other than the ownership of the Exchange Shares.

3.3       Wholly-Owned Subsidiary. At and after the Closing, the share exchange contemplated hereby will have the effects set forth in this Agreement, and FCI shall become a wholly-owned subsidiary of MFG.

3.4       Restrictive Legends. Certificates evidencing the Exchange Shares pursuant to this Agreement may bear the following legend, including without limitation, any legend required by the laws of the jurisdiction in which the Stockholder resides, and any legend required by any applicable law, including without limitation, any legend that will be useful to aid compliance with Regulations D, S or other regulations adopted by the Securities and Exchange Commission under the Securities Act:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS TRANSFERRED PURSUANT TO ANY VALID EXEMPTION FROM REGISTRATION AVAILABLE UNDER SUCH ACT.”

“THESE SECURITIES ARE BEING ISSUED ONLY PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS TRANSFERRED PURSUANT TO ANY VALID EXEMPTION FROM REGISTRATION AVAILABLE UNDER SUCH ACT.”

ARTICLE IV

REPRESENTATION AND WARRANTIES OF FCI

As an inducement to MFG to enter into this Agreement and to consummate the transactions contemplated herein, FCI represents and warrants to MFG as follows:

4.1       Organization. FCI is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands. FCI has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted.

4.2       Capital Structure.

(a)       FCI authorized capital stock consists of 50,000 shares of common stock. The Stockholder owns all of the issued shares of FCI beneficially and of record, free and clear of any Encumbrances. There will, as of the Closing, be no shares of capital stock of FCI other than the FCI Shares. As of the Closing, the Stockholder shall have the sole, absolute and unrestricted right, power and capacity to exchange, assign and transfer all of the FCI Shares to MFG. Upon delivery to MFG of the certificates representing the FCI Shares at the Closing, MFG will acquire good and valid title to such shares, free and clear of any Encumbrances.

(b)       All of the FCI Shares are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights. As of the Closing, other than as set forth there shall be no outstanding subscriptions, options, warrants, puts, calls, agreements or other rights of any type or other securities (a) requiring the issuance, sale, transfer, repurchase, redemption or other acquisition of any shares of capital stock of FCI, (b) restricting the transfer of any shares of capital stock of FCI, or (c) relating to the voting of any shares of capital stock of FCI. As of the Closing, there shall be no issued or outstanding indebtedness of FCI having the right to vote (or convertible into, or exchangeable for, securities having the right to vote), upon the happening of a certain event or otherwise, on any matters on which the equity holders of FCI may vote.

(c)       The offer and sale of the FCI Shares to the Stockholder was done in compliance with all applicable Laws.

4.3       No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the share exchange contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any provision of the Articles of Incorporation or By-laws of FCI, (ii) any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Encumbrance upon, any of its properties or assets pursuant to (a) the terms of any Contract to which it is a party or by which it is bound or to which any of its properties is subject, which conflict, breach, violation or default would adversely affect the Stockholder’s ability to perform its obligations hereunder (b) any statute, rule or regulation of any governmental authority having jurisdiction over it or any of its activities or properties; or (iii) the terms of any order of any arbitrator or any governmental authority having such jurisdiction.

4.4       Legal Proceedings. FCI is not party to or threatened with, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE STOCKHODER AND THE TRUSTS’

As an inducement to MFG to enter into this Agreement and to consummate the transactions contemplated herein, each of the Stockholder and the Trusts, jointly and severally, represent and warrant to MFG as follows:

5.1       Power and Authority.

(a)       The Stockholder is a corporation duly organized and existing under the laws of the British Virgin Islands and has the power to own and operate its properties and to carry on its business as now conducted, including without limitation, the share exchange contemplated by this Agreement. Each of Cape and Carriage is a trust with the power to own, operate and lease its properties and to carry on its business as now conducted, including without limitation, the ownership of their respective interests in the Stockholder.

(b)       Each of Cape and Carriage duly transferred their respective ownership interest in FCI to the Stockholder and has no direct or indirect interest in FCI other than the stock it owns in the Stockholder. The Stockholder has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform its obligation under this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder. The execution, delivery and performance of this Agreement have been duly and validly approved and authorized by all necessary action on the part of the Stockholder. The Stockholder has approved the execution, delivery and performance of this Agreement.

5.2       No Conflict. None of the execution, delivery or performance of this Agreement to which any of the Trusts or the Stockholder is or will become a party, and the consummation of the transactions contemplated hereunder by such party does not conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Encumbrance upon, any of its properties or assets pursuant to (i) the terms of the trust agreement or any incorporation documents and any Contract to which it is a party or by which it is bound or to which any of its properties is subject, which conflict, breach, violation or default would adversely affect the Stockholder’s ability to perform its obligations hereunder (ii) any statue, rule or regulation of any governmental authority having jurisdiction over it or any of its activities or properties; or (iii) the terms of any order of any arbitrator or any governmental authority having such jurisdiction.

5.3       No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other Person is required for the consummation by the Stockholder or the Trusts of the transactions contemplated under this Agreement.

5.4       Binding Effect. Assuming the due authorization, execution and delivery by MFG, this Agreement, when executed and delivered by the Stockholder will be, a valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms.

5.5       Legal Proceeding. Neither the Trusts, the Stockholder nor FCI is a party to or threatened with , any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority.

5.6       Investment. The Stockholder is acquiring the Exchange Shares for investment, for such Stockholder’s own account and not with a view to distribution. The Stockholder acknowledges that the Exchange Shares delivered pursuant to the share exchange will not be registered under the Securities Act and may only be transferred if the shares are eventually registered or if an applicable exemption exists for the transfer under securities laws. The Stockholder understands and acknowledges that the offering of the Exchange Shares pursuant to this Agreement is made on the basis of an exemption from registration pursuant to Section 4(2) and/or Section 3(b) of the Securities Act and Regulations S and D thereunder and that MFG reliance upon such exemption is predicated upon such Stockholder’s representations as set forth in this Agreement. The Stockholder acknowledges that due to this lack of registration, there may not be a market for the Exchange Shares.

5.7       Non-U.S. Person St. The Stockholder is organized or incorporated in a jurisdiction other than a jurisdiction that is part of the United States and (b) was not formed by a “U.S. person” principally for the purpose of investing in securities that are not registered under the Securities Act. For purposes of Sections 5.9, 5.10 and 5.11, “U.S. person” has the meaning given to that term in Regulation S adopted by the Securities and Exchange Commission under the Securities Act.

5.8       Compliance With Non-U.S. Laws. As a non “U.S. person,” the Stockholder represents that it is satisfied with respect to the observance of and compliance with the Laws of its jurisdiction relating to the contemplated transaction, including (i) any securities Laws of the Stockholder’s jurisdiction, (ii) any foreign exchange restrictions applicable to the contemplated Exchange, (iii) any required consents or approvals, including without limitation from any Governmental Authority, and (iv) the income tax or other tax consequences of the consummation of the contemplated transactions. The Stockholder’s execution and delivery of this Agreement, and consummation of the Exchange contemplated hereunder, will not violate any application securities or other Laws of the Stockholder’s jurisdiction.

5.9       Offshore Transaction; Hedging; Resale. As a non “U.S. Person” within the meaning of Regulation S under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Stockholder represents that it offered to acquire the Exchange Shares hereunder while such Stockholder was outside of the United States. The Stockholder agrees not to engage in hedging transactions with regard to the MFG capital stock it will acquire hereunder, other than in compliance with the Exchange Act. Further, the Stockholder understands and agrees that if any resale or other transfer of such MFG capital stock is made prior to the one year anniversary of the Closing, such Stockholder (or anyone acting on its behalf) shall require the following: (a) that the transferee (the “Transferee”) certify (i) that such Transferee is not a “U.S. Person” within the meaning of regulation S, and is not acquiring the MFG capital stock for the account or benefit of a “U.S. Person,” or (ii) that such Transferee is a “U.S. Person” who purchased the MFG capital stock in a transaction that did not require registration under the Securities Act or any other applicable Law; (b) that the transferee agrees to resell the MFG capital stock only in accordance with Regulation S, pursuant to registration under the Securities Act or other applicable Law, or pursuant to an available exemption from such registration, and agrees not to engage in hedging transactions with regard to such MFG capital stock, other than in compliance with the Securities Act and other applicable Law; and (c) that the Exchange Shares shall bear the legends set forth in Section 3.4.

5.10     Agreements Regarding Company Shares. There are no proxies, voting trusts or other Contracts or understanding to which any of the Trusts or the Stockholder is a party with respect to the transfer, Encumbrance, voting or registration of any the FCI Shares and there are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of FCI.

5.11     Full Disclosure. No representation or warranty of the Trusts or the Stockholder in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

ARTICLE VI

REPRESENTATION AND WARRANTIES OF MFG

As an inducement to the Stockholder to enter into this Agreement and to consummate the transactions contemplated herein, MFG represents and warrants to the Stockholder as follows:

6.1       Organization. MFG is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. MFG has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted.

6.2       Capital Structure. As of the Closing, MFG authorized capital consists of (a) 500,000,000 shares of common stock, $.001 par value per share, authorized, of which 10,000,000 shares are issued and outstanding, (i) with each holder thereof being entitle to cast one vote for each share held on all matters properly submitted to the shareholders for their vote; and (ii) there being no pre-preemptive rights and no cumulative voting; and (b) 10,000,000 shares of preferred stock, $.001 par value per share, of which no shares are issued and outstanding. MFG has no shares reserved for issuance pursuant to a stock option plan or pursuant to securities exercisable for, or convertible into or exchangeable for shares of common stock. All of the issued and outstanding shares of capital stock of MFG are duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of MFG are subject to preemptive rights or any other similar rights. There are (i) no outstanding options, warrants, scrip, rights to subscribe for , puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of MFG or arrangements by which MFG is or may become bound to issue additional shares of capital stock of MFG, (ii) no agreements or arrangements under which the MFG is obligated to register the sale of any of its or their securities under the Securities Act, and (iii) no antidilution or price adjustment provisions contained in any security issued by MFG (or any agreement providing any such rights).

6.3       Corporate Power and Authority. MFG has all requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by MFG and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action and no other corporate action or corporate proceeding on the part of MFG is necessary to authorized the execution, delivery, and performance by MFG of this Agreement and the consummation by MFG of the transactions contemplated hereby. This Agreement has been duly executed and delivered by MFG and constitutes the legal, valid and binding obligation of MFG, enforceable against MFG in accordance with its terms.

6.4       Exchange Shares. Upon the execution and deliver of this Agreement, MFG will have 10,000,000 shares of common stock issued which shall constitute all of the issued and outstanding shares of the common stock of MFG on a fully diluted basis. As of the Closing, all of the Exchange Shares shall be duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights. Upon delivery to the Stockholder of the certificates representing the Exchange Shares at the Closing, the Stockholder will acquire good and valid title to such shares, free and clear of any Encumbrances, other than restrictions under the Securities Act and applicable state securities laws.

6.5       Full Disclosure. No representation or warranty of MFG in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

ARTICLE VII

ADDITIONAL COVENANTS

7.1       Further Assurances. From time to time whether before, at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

7.2       Release of Claims By the Stockholder. In consideration of the Exchange Shares, from and after the Closing the Stockholder, its respective employees, agents, trustees, owners, beneficiaries, affiliates, representatives and their respective successors and assigns, including without limitation, the Trusts (the “Waiving Parties”), hereby releases, waives and forever discharges, any and all Claims, known or unknown, that the Waiving Party ever had, now has or may have, directly or indirectly, against FCI, MFG and its respective officers, directors, employees or agents in connection with or arising out of any act or omission of FCI or its officers, directors, employees, advisers or agents, in such capacity, at or prior to the Closing.

ARTICLE VIII

INDEMNIFICATION; SURVIVAL

8.1       Indemnification by the Stockholder. FCI, each Trust and the Stockholder and their respective employees, trustees, agents, beneficiaries, affiliates, representatives and their respective successors and assigns, jointly and severally, shall indemnify and hold harmless MFG and its affiliates, offices, directors, stockholders, employees and agents and the successors and assigns of all of them (the “MFG Indemnified Parties”), and shall reimburse the MFG Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and attorneys’ fees) (collectively, “Damages”), arising from or in connection with (a) any inaccuracy or breach of any of the representations and warranties of such Stockholder or Trusts in this Agreement or in any certificate or document delivered by such Stockholder or Trusts pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty, or (b) any failure by such Stockholder to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by such Stockholder pursuant to this Agreement to be performed by or complied with by such Stockholder.

8.2       Indemnification by MFG. MFG shall indemnify and hold harmless FCI, the Stockholder, the Trusts and their respective affiliates, officers, directors, stockholders, employees, trustees, beneficiaries, agents and the successors and assigns of all of them (the “FCI Indemnified Parties”), and shall reimburse the FCI Indemnified Parties for, any Damages arising from or in connection with (a) any inaccuracy or breach of any of the representations and warranties of MFG in this Agreement or in any certificate or document delivered by MFG pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty, or (b) any failure by MFG to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by MFG pursuant to this Agreement to be performed by or complied with by MFG.

8.3       Survival. All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive for three years from the Closing.

ARTICLE IX

MISCELLANEOUS

9.1       Notices. All notices or other communications required or permitted hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three(3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

(1)	If to MFG or FCI:

J. Chesky Malamud
460 W. 34th Street
10th Floor
New York, New York 10001
Attn: J. Chesky Malamud

(2)	If to the Stockholder:
57/63 Line Wall Road _______
Gibralter __________________
__________________________
Attn: Moses Anahory ________

Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

9.2       Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York and the federal laws of United States applicable therein, without giving effect to principles of conflicts of law.

9.3       Jurisdiction. The parties hereby irrevocably consent to the in personam jurisdiction of the state or federal courts located in New York in connection with any action or proceeding arising out of or relating to this Agreement or the transactions and the relationships established thereunder. The parties hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and that they will not contest or challenge the jurisdiction or venue of these courts.

9.4       Waiver of any and all Rights to a Trial by Jury. All parties to this Agreement unconditionally, irrevocably and expressly waive all rights to trial by jury in any action, proceeding, suit, counterclaim or cross-claim in any matter (whether sounding in tort, contract or otherwise) in any way arising out of or otherwise relating to this Agreement or the transaction or the relationships established hereunder. All parties confirm that the foregoing waiver of a trial by jury is informed and freely made.

9.5       Entire Agreement. This Agreement and such other agreements related to this transaction executed simultaneously herewith set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement, such other agreements, notes or instruments related to this transaction executed simultaneously herewith, or the written statements, certificates, schedules or other documents delivered pursuant to this Agreement or in connection with the transactions contemplated hereby.

9.6       Assignment. Each party’s rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party’s prior consent, and any such assignment or attempted assignment shall be void, or no force or effect, and shall constitute a material default by such party.

9.7       Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by MFG, FCI, the Stockholder and the Trusts, in the case of a waiver, by the party waiving compliance.

9.8       Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term covenant, representation or warranty of this Agreement.

9.9       Execution. This Agreement may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.10     Severability. If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby the consummated as originally contemplated to the fullest extent possible.

9.11     Independent Representation. Each of the parties hereto further acknowledges and agrees that he or it, as the case may be, has been advised by counsel during the course of negotiations leading up to the execution and delivery of this Agreement and had significant input in the development of this Agreement. This Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Agreement.

The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to their satisfaction by counsel of their own choosing.

IN WITNESS WHEREOF, the parties have duly executed this Share Exchange Agreement as of the date first above written.

MAP FINANCIAL GROUP, INC.
By: /s/ Jonathan Malamud
Name:
Title:

FAST CASH INTERNATIONAL LIMITED.
By: /s/ Jonathan Malamud
Name:
Title:

LINE TRUST CORPORATION LIMITED AS TRUSTEES OF THE CAPE SETTLEMENT
By: /s/ Raquel Moss
Name:
Title: Director

LINE TRUST CORPORATION LIMITED AS TRUSTEES OF THE CARRIAGE SETTLEMENT
By: /s/ Raquel Moss
Name:
Title: Director

BAYVILLE GLOBAL LIMITED
By: /s/ Tyrene Solecl
Name:
Title: